EX99-906CERT

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of VanEck VIP Trust (comprising of VanEck VIP Global Hard Assets Fund, VanEck VIP Emerging Markets Fund, VanEck VIP Unconstrained Emerging Markets Bond Fund and VanEck VIP Global Gold Fund), do hereby certify, to such officer’s knowledge, that:

The annual report on Form N-CSR of VanEck VIP Trust for the period ending December 31, 2019 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of VanEck VIP Trust.

Dated:	March 6, 2020	/s/ Jan F. van Eck
Jan F. van Eck
Chief Executive Officer
VanEck VIP Trust

Dated:	March 6, 2020	/s/ John J. Crimmins
John J. Crimmins
Treasurer & Chief Financial Officer
VanEck VIP Trust

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.